Exhibit 99.2


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into effective as of the 31st day of March, 2003, by and among Pioneer Drilling Company, a Texas corporation (the "Company"), and WEDGE Energy Services, L.L.C., a Delaware limited liability company ("Wedge"), William H. White ("White"), and Chesapeake Energy Corporation ("Chesapeake" and, together with Wedge and White, the "Investors").

                              W I T N E S S E T H:

         WHEREAS, Wedge has previously acquired from the Company an aggregate of 7,232,007 shares of the common stock, par value $0.10 per share, of the Company ("Common Stock");

         WHEREAS, Wedge and White have previously acquired from the Company $28,000,000 in aggregate principal amount of 6.75% convertible subordinated debentures of the Company (the "6.75% Debentures"), which are currently convertible into shares of Common Stock at a conversion rate of $4.31 per share;

         WHEREAS, in connection with prior transactions between the Company and Wedge, the Company and Wedge have entered into a Registration Rights Agreement dated as of May 16, 2001 (the "Existing RRA");

          WHEREAS, the Company and Wedge desire that this Agreement shall supercede the Existing RRA; and

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is issuing to Chesapeake 5,333,333 shares of Common Stock pursuant to a Common Stock Purchase Agreement of even date herewith, and, in connection with that issuance, the Company has agreed to provide Chesapeake with registration rights as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereto hereby agree as follows:

        Section 1. CERTAIN DEFINITIONS. As used in this Agreement, the following definitions shall apply:

                  "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. This definition uses "control" to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Agreement, as the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof.

                  "CHESAPEAKE" has the meaning the preamble hereto specifies.

                  "COMMISSION" means the Securities and Exchange Commission and any successor thereto as the federal agency administering the Securities Act.

                  "COMMON STOCK" has the meaning the recitals hereto specify.

                  "COMPANY" has the meaning the preamble hereto specifies.

                  "DEMANDING HOLDER" means, in connection with any Demand Registration, any Holder who has (acting alone or together with any other Holders) duly made the request for such Demand Registration in accordance with the provisions of Section 2(a).

                  "DEMAND REGISTRATION" has the meaning Section 2(a) specifies.

                  "EXCHANGE ACT" means, at any time, the Securities Exchange Act of 1934, as amended, and any successor federal statute, and the rules and regulations of the Commission thereunder, as in effect at that time.

                  "EXEMPT OFFERING" means any offering by the Company of shares of Common Stock (i) in connection with or pursuant to any benefit, compensation, incentive or savings plan or program in which any of the officers, directors, employees or independent contractors of the Company or any of its subsidiaries participate, (ii) as consideration in any business combination or other acquisition transaction, (iii) as the securities into or for which other equity or debt securities are convertible or exchangeable, or as the securities that may be acquired by the exercise of options, warrants or other rights, in each case at a conversion, exchange or exercise price representing a premium over the trading price of the Common Stock at the time of the offering, (iv) made under Regulation S under the Securities Act (or any similar provision then in force) or (v) made only to existing holders of securities issued by the Company.

                                                                   Exhibit 99.2


                  "EXISTING RRA" has the meaning the recitals hereto specify.

                  "HOLDER" means at any time any Person then owning Registrable Securities and having the rights and obligations of a Holder hereunder and which
(i) is an Investor or (ii) has been assigned those rights and obligations  under
Section 10.

                  "INDEMNIFIED PARTY" has the meaning Section 7(c) specifies.

                  "INDEMNIFYING PARTY" has the meaning Section 7(c) specifies.

                  "INVESTORS" has the meaning the preamble hereto specifies.

                  "LOCKUP PERIOD" has the meaning Section 4 specifies.

                  "PERSON"  means  any  natural   Person,   any   unincorporated
organization or association, and any partnership, limited liability company, corporation, estate, trust, nominee, custodian or other individual or entity.

                  "PIGGYBACK   REGISTRATION"   has  the  meaning   Section  3(a)
specifies.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act.

                  "REGISTRABLE SECURITIES" means: (i) any shares of Common Stock held by Wedge or Chesapeake as of the date hereof; and (ii) any shares of Common Stock hereafter acquired by any of the Investors directly from the Company (whether in exchange for or on conversion of 6.75% Debentures or other securities of the Company or otherwise); PROVIDED, HOWEVER, that Registrable Securities shall not include any share of Common Stock if (A) a registration statement covering that share has been filed and becomes effective under the Securities Act and its Holder distributes it by means of that effective registration statement, (B) its Holder distributes it to the public under Rule 144 or (C) at any time after the date hereof its Holder is neither an "affiliate" (as that term is defined in Rule 144) of the Company nor a holder of more than 5% of the total number of shares of Common Stock then outstanding and such Holder may distribute such share to the public in the United States without its being registered for resale under the Securities Act and without being subject to the volume limitations of Rule 144.

                  "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with registration obligations hereunder, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of not more than one counsel chosen by the Holders who are the holders of a majority of Registrable Securities being registered, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration. Registration Expenses shall not include fees of counsel for the Holders other than of one counsel as set forth above or Selling Expenses as defined below.

                  "6.75 DEBENTURES" has the meaning the recitals hereto specify.

                  "REQUEST NOTICE" has the meaning Section 3(a) specifies.

                  "REQUESTING HOLDER" means, in connection with any Piggyback Registration, any Holder who has duly delivered a Request Notice with respect to that Piggyback Registration in accordance with the provisions of Section 3(a).

                  "REQUISITE WEDGE HOLDERS" means, as of any time of determination, any combination of Holders who hold not less than 50% of the Registrable Securities originally issued to Wedge who are also holders of not less than 2% of the total number of shares of Common Stock then outstanding.

                  "REQUISITE SECURITIES" means, as of any time of determination hereunder, (i) Registrable Securities having an aggregate value of at least $10,000,000, in the event a Demand Registration would require the Company to file a registration statement on Form S-1 or its substantial equivalent with the Commission under the Securities Act, or (ii) Registrable Securities having an aggregate value of at least $7,500,000, in the event a Demand Registration would require the Company to file a registration statement on Form S-3 or its substantial equivalent with the Commission under the Securities Act. For purposes of this definition, the aggregate value of Registrable Securities shall be determined by using the average closing price (the last reported sales price for a share of Common Stock, as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed (or, if shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, as reported by the Nasdaq Stock Market)) of Common Stock for the 30 trading days next preceding the date on which "Requisite Securities" is determined.

                                                                   Exhibit 99.2


                  "RULE 144" means, at any time, Rule 144 promulgated under the Securities Act, or any similar successor rule thereto, as the same shall be in effect at that time.

                  "RULE 145" means, at any time, Rule 145 promulgated under the Securities Act, or any similar successor rule thereto, as the same shall be in effect at that time.

                  "SECURITIES ACT" means, at any time, the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations of the Commission thereunder, as in effect at that time.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes arising from or relating to the sale of Registrable Securities.

                  "UNDERWRITERS' MAXIMUM NUMBER" has the meaning Section 2(b) specifies.

                  "WEDGE" has the meaning the preamble hereto specifies.

                  "WHITE" has the meaning the preamble hereto specifies.

        Section 2.      DEMAND REGISTRATIONS.


                (a) REQUEST FOR REGISTRATION. Subject to the provisions of Sections 2(b) through (f) and Sections 5, 6, 7 and 8, if, at any time after the date hereof, the Company shall receive from either (i) the Requisite Wedge Holders or (ii) Chesapeake a written request that the Company effect the registration under the Securities Act of the resale of Registrable Securities held by such Requisite Wedge Holders or Chesapeake, as the case may be (a "Demand Registration"), then the Company shall:

                         (i) promptly give written notice of the proposed registration to all other Holders; and

                        (ii)  use  its  best  efforts  to  effect,  as  soon as
                    practicable and in accordance with the provisions of Section 6, the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register, together with all or such portion of the Registrable Securities of any other Holders who request to participate in such Demand Registration as are specified in a written request received by the Company within 20 days after the Company mails the written notice referred to in clause (i) of this Section 2(a); PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration under the Securities Act: (A) after the Company has effected four such registrations initiated by the Requisite Wedge Holders pursuant to this Section 2(a) which have become effective; or (B) if less than the Requisite Securities are requested to be included in the registration; PROVIDED, FURTHER, that Chesapeake shall only be entitled to initiate one Demand Registration (unless, following Chesapeake's initiation of a Demand Registration, the total amount of Registrable Securities actually offered and sold pursuant to such Demand Registration is reduced to less than 75% of the amount of Registrable Securities sought to be included by Chesapeake in such Demand Registration (as specified in the written request delivered by Chesapeake pursuant to the foregoing provisions of this Section 2(a)) as a result of a reduction in the total amount of Registrable Securities included in such Demand Registration pursuant to the provisions of Section 2(b), in which case Chesapeake shall be entitled to initiate a second Demand Registration in accordance with this Section 2(a)).

                                                                   Exhibit 99.2


Notwithstanding the foregoing provisions of this Section 2(a): (A) the Company will be entitled to defer the initial filing of the registration statement relating to any Demand Registration for a period of up to 90 days after it receives the demand therefor pursuant to the foregoing provisions if it furnishes to the Demanding Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company or its shareholders for such registration statement to be filed, and it is therefore beneficial to defer the filing of such registration statement; and (B) if, at the time of any request for a Demand Registration from the Demanding Holders pursuant to the foregoing provisions, the Company has fixed plans to file within 90 days after that demand a registration statement for the public offering and sale of any of its securities in a public offering under the Securities Act (other than an Exempt Offering of the type specified in clause (i), (ii), (iv) or (v) of the definition of Exempt Offering), the Company will be entitled to defer the initial filing of that Demand Registration until 60 days after the effective date of that registration statement if, after it receives that request for a Demand Registration from the Demanding Holders, it (i) furnishes to the Demanding Holders a written notice of that intent, (ii) files that registration statement within that 90-day period and (iii) affords the Holders the right to participate in that public offering pursuant to, and subject to, the provisions of Section 3.

                (b) UNDERWRITTEN DEMAND REGISTRATIONS. The offering of the Registrable Securities pursuant to any Demand Registration shall be in the form of an underwritten offering. In the event the managing underwriter or underwriters with respect to a Demand Registration advise the Company and the Demanding Holders in writing that the total amount of Registrable Securities requested to be included in such offering, together with any other shares of Common Stock that the Company intends to have included in such offering, would exceed the maximum amount of securities which can be marketed at a price reasonably related to the current fair market value of such securities without adversely affecting such offering (the "Underwriters' Maximum Number"), the initial filing of the registration statement for such Demand Registration will be prepared on the basis that the offering will include, up to the Underwriters' Maximum Number: first, all of the Registrable Securities requested to be included in such registration by the Holders thereof, allocated pro rata among such Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder; and second, any shares of Common Stock to be included in such registration by the Company or any other holders of shares of Common Stock, allocated as determined by the Company, subject to any applicable agreements between the Company and any such holders

                (c) SELECTION OF UNDERWRITERS. The managing underwriter or underwriters to be used in connection with such registration shall be selected by the Holders holding a majority of the Registrable Securities being registered, subject to the approval by the Company, which approval shall not be unreasonably withheld.

                (d) UNDERWRITING AGREEMENTS. The Company shall (together with all Holders offering Registrable Securities pursuant to a Demand Registration) enter into an underwriting agreement in customary form with the underwriters selected for such Demand Registration pursuant to the provisions of
Section 2(c), and each such Holder shall complete and execute all questionnaires, powers of attorney, indemnities and other documents, and obtain such spousal or other consents, as are reasonably required under the terms of those arrangements and this Agreement.

                (e)     WITHDRAWAL FROM UNDERWRITING. If any Holder disapproves
of the proposed terms of the underwriting arrangements relating to an underwritten offering pursuant to a Demand Registration, such Holder may elect to withdraw therefrom by written notice to the Company and the lead managing underwriter for that offering delivered not less than 10 days before the registration statement relating to that Demand Registration becomes effective under the Securities Act. Any Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities (together with any other Registrable Securities held by such Holder) shall be subject to the restrictions set forth in Section 4 until the expiration of the Lockup Period relating to the offering being made pursuant to such registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include any additional Registrable Securities they own in the same proportion and manner used in determining the number of shares originally included pursuant to Section 2(b).

                                                                   Exhibit 99.2


                (f) INCLUSION AS A DEMAND REGISTRATION. For purposes of this Section 2, a registration will not count as a Demand Registration until it has become effective; PROVIDED, HOWEVER, if the Demanding Holders withdraw all their Registrable Securities (whether before or after the effectiveness of such registration) and not as a result of any wrongdoing by the Company, or if as a result of any action by the managing underwriters or underwriters, such demand will count as a Demand Registration for purposes of this Section 2 unless the Demanding Holders reimburse the Company, promptly upon request, for all of the Registration Expenses related to the attempted registration.

        Section 3.      PIGGYBACK REGISTRATION.

               (a)      RIGHT TO INCLUDE REGISTRABLE  SECURITIES. Whenever  the
Company proposes to register the public offering and sale of any shares of Common Stock for its own account under the Securities Act, other than an Exempt Offering, the Company shall give written notice thereof to each Holder as soon as practicable (but in any event at least 15 days prior to its initial filing with the Commission of the registration statement for that offering), offering such Holder the opportunity to register on such registration statement such number of Registrable Securities as such Holder may request in writing (a "Request Notice"), subject to the provisions of Section 3(b), not later than 10 days after the date of the giving of such notice (any such registration being a "Piggyback Registration"). Upon receipt by the Company of any such request, the Company shall use reasonable efforts to include such Registrable Securities in such registration statement and to cause such registration statement to become effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 6. If the Company's registration is to be effected pursuant to an underwritten offering, Registrable Securities registered pursuant to this Section 3 shall be distributed in accordance with such offering; PROVIDED, HOWEVER, that: (i) the Company may reserve to itself the right to be the exclusive grantor of any underwriter's overallotment option; and (ii) the shares of Registrable Securities any Requesting Holder will be entitled to offer and sell will be subject to reduction as Section 3(b) provides. In connection with each Piggyback Registration, the Company, in its sole discretion, will determine whether to proceed with or terminate the offering and to select any underwriter or underwriters to administer the offering. Each Holder requesting inclusion in a registration pursuant to this
Section 3 may, at any time before the effective date of the registration statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company); PROVIDED, HOWEVER, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or require a recirculation of the prospectus subject to completion contained in the registration statement, then such Holder shall have no right to so revoke its request.

                (b) PRIORITY IN PIGGYBACK REGISTRATION. The Company will have the right to determine the aggregate size of each offering pursuant to a Piggyback Registration and to limit the number of Registrable Securities to be included in that offering without reducing the number of shares of Common Stock to be offered by the Company in that offering, as follows: (i) if the lead managing underwriter selected by the Company for that offering (or, if that offering will not be underwritten, a financial advisor to the Company) determines that marketing factors render necessary or advisable a limitation on the number of Registrable Securities to be included in that offering, the Company will be required to include in that offering only such number of Registrable Securities, if any, as that lead managing underwriter (or financial advisor, as the case may be) believes (as evidenced by its written advice to the Company) will not jeopardize the success of the primary offering by the Company; and (ii) if the Company limits the number of Registrable Securities that Requesting Holders may have included in any offering pursuant to clause (i), but does not exclude all Registrable Securities from that offering, the maximum number of Registrable Securities to be included in that offering on behalf of each of those Requesting Holders will be the product of (A) the number of Registrable Securities that Requesting Holder has specified in its Request Notice relating to that offering multiplied by (B) the fraction the numerator of which is the number of Registrable Securities that the Company has determined (in accordance with the foregoing provisions of this Section 3(b)) may be included in that offering and the denominator of which is the aggregate number of Registrable Securities all those Requesting Holders have specified in their Request Notices relating to that offering.

                (c) UNDERWRITING AGREEMENTS. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriters selected for such underwriting by the Company, and each such Holder shall complete and execute all questionnaires, powers of attorney, indemnities and other documents, and obtain such spousal or other consents, as are reasonably required under the terms of those arrangements and this Agreement.

                                                                   Exhibit 99.2


                (d) WITHDRAWAL FROM UNDERWRITING. If any Holder disapproves of the proposed terms of the underwriting arrangements relating to the offering being effected pursuant to a Piggyback Registration, such Holder may elect to withdraw therefrom by written notice to the Company and the lead managing underwriter for that offering delivered not less than 10 days before the registration statement relating to that Piggyback Registration becomes effective under the Securities Act. Any Registrable Securities so withdrawn shall also be withdrawn from such registration, and such Registrable Securities (together with any other Registrable Securities held by such Holder) shall be subject to the restrictions set forth in Section 4 until the expiration of the Lockup Period relating to the offering being made pursuant to such registration.

       Section 4. MARKET STANDOFF. If the Company at any time shall effect the registration of an underwritten public offering of any shares of Common Stock under the Securities Act (including any registration pursuant to
Section 2 or 3), the Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities (other than those shares of Common Stock included in such registration pursuant to Section 2 or 3) without the prior written consent of the Company for a period designated by the Company in writing to the Holders (each such period being a "Lockup Period"), which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall extend until the last to occur of (i) the 60th day after the effective date of such registration statement and (ii) the earlier of (A) the 120th day after the commencement of the lockup period, if any, established pursuant to the underwriting arrangements entered into by the Company (and the Holders, if any, offering Registrable
Securities in that offering) in connection with that offering and (B) the expiration of the lockup period described in the immediately preceding clause
(A). The Company shall obtain the agreement of any person permitted to sell shares of stock in a registration to be bound by and to comply with this Section 4 as if such person was a Holder hereunder. Whenever the provisions of this
Section 4 become applicable, the Company will seek to obtain the agreement of its officers and directors to be bound by the transfer restrictions set forth in this Section 4 for the duration of the applicable Lockup Period.

        Section 5. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with (i) one Demand Registration initiated by the Requisite Wedge Holders, (ii) one Demand Registration initiated by Chesapeake and (iii) all Piggyback Registrations shall be borne by the Company. All Selling Expenses relating to Registrable Securities so registered, as well as all Registration Expenses relating to Demand Registrations and Piggyback
Registrations not required to be borne by the Company, shall be borne by the Holders pro rata on the basis of the number of Registrable Securities so registered on their behalf.

        Section 6. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 to effect the registration of Registrable Securities, the Company shall:

                (a) prepare and file with the Commission a registration statement with respect to the offering of these Registrable Securities and use its best efforts to cause such registration statement to become and remain effective as provided herein;

                (b      prepare and file with the  Commission  such  amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the plan of distribution for such Registrable Securities, but for no longer than 120 days subsequent to the effective date of such registration statement; PROVIDED, HOWEVER, such period shall be extended for the period of time equal to the period, if any, that a Holder refrains from selling any Registrable Securities covered by such offering at the request of the lead managing underwriter for such offering;

                (c) furnish to each prospective seller of Registrable Securities pursuant to such registration such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities of such seller;

                                                                   Exhibit 99.2


                (d) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which the Common Stock is then listed or quoted;

                (f) use its best efforts to register or qualify the Registrable Securities covered by such registration under such other securities or "blue sky" laws of such jurisdictions as any Holder may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable any Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (f);

                (g) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by each Holder holding such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                (h) use its best efforts to obtain from its independent public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

                (i) use its best efforts to obtain from its counsel an opinion or opinions in customary form; (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

                (k) use its best efforts to take all other steps necessary to effect the registration of the offering and sale of the Registrable Securities contemplated hereby.

        Section 7. INDEMNIFICATION. If any of the Registrable Securities are included in a registration statement under this Agreement, the following provisions shall apply.

                                                                   Exhibit 99.2


                (a) The Company will, to the extent applicable law permits, indemnify each Holder, each of such Holder's officers and directors and partners (and each partner's officers, directors and partners) and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, any prospectus contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners (and each partner's officers, directors and partners) and such Holders' separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

                (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected and to the extent applicable law permits, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any such registration statement, any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; PROVIDED, HOWEVER, that the obligations of any such Holder hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                (c)     Each  party  entitled  to  indemnification  under this
Section 7 (each, an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                                                                   Exhibit 99.2


                (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        Section 8. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

        Section 9. RULE 144 REPORTING. The Company will: (i) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents Section 13 or 15(d) of the Exchange Act, as applicable, requires it to file with the Commission; and (ii) so long as a Holder owns Registrable Securities, deliver to the Holder, on the Holder's request, a written statement as to whether the Company is in compliance with the requirements referred to in clause (i) of this sentence (if it is then subject to those requirements).

        Section 10. ASSIGNMENT OF REGISTRATION RIGHTS. A Holder may not transfer the registration rights this Agreement affords the Holder to any other Person (other than (i) an Affiliate of that Holder or (ii) a member of the "immediate family" (as that term is used in Item 404 of Regulation S-K promulgated by the Commission, as in effect on the date hereof) of (A) that Holder or (B) any Affiliate of that Holder) without the prior written consent of the Company (which consent will not be unreasonably withheld), and in that case only if the transferee executes an addendum to this Agreement in which that transferee agrees to comply with and otherwise be bound by all the terms and conditions hereof.

        Section 11.     SUBSEQUENT GRANTS OF REGISTRATION RIGHTS.

                (a) Without the affirmative vote of the Holders of at least 66?% of the Registrable Securities, the Company shall not grant to any purchaser of the Company's securities any demand registration rights or piggyback registration rights that, with respect to underwriters cutbacks, would be inconsistent or in conflict with the provisions hereof.

                (b) For as long as any Holder is entitled to exercise any registration rights described herein in respect of any Registrable Securities held by that Holder, such Holder shall be entitled to receive the benefit of any and all registration rights hereafter granted by the Company to any other Person which are more favorable than the registration rights provided to such Holder pursuant to this Agreement.

        Section 12. TERM. This Agreement and all rights granted to the Investors hereunder shall expire on the eighth anniversary of the date hereof.
Section 13. MISCELLANEOUS.

                                                                   Exhibit 99.2


                (a) NOTICES. All notices and other communications provided for or permitted hereunder must be in writing and will be deemed delivered and received (i) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom the notice or communication is sent, or (ii) if deposited with the United States postal service (whether actually received or not), at the close of business on the third San Antonio, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties at the address of that party set forth or referred to below (or at such other address as that party may designate by written notice to each other party in accordance herewith):

                (i)   If  to  the   Company:  Pioneer Drilling Company
                                              9310 Broadway, Bldg.  1
                                              San  Antonio, Texas  78217
                                              Attn: President
                                              Facsimile: (210) 828-8228

                      with a copy (which shall not constitute notice for purposes of this Agreement) to:

                                              Baker Botts L.L.P.
                                              3000 One Shell Plaza
                                              910 Louisiana
                                              Houston, Texas 77002-4995
                                              Attn: Ted W. Paris
                                              Facsimile: (713) 229-7738

               (ii)   If  to  Wedge:          WEDGE Energy Services, L.L.C.
                                              1415 Louisiana Street, Suite 3000
                                              Houston,  Texas  77002
                                              Attn:  President
                                              Facsimile:  (713) 524-3586

                      with a copy (which shall not constitute notice for purposes of this Agreement) to:

                                              WEDGE Energy Services, L.L.C.
                                              1415 Louisiana Street, Suite 3000
                                              Houston, Texas  77002
                                              Attn: General Counsel
                                              Facsimile:  (713) 524-3586

              (iii)   If to Chesapeake:       Chesapeake Energy Corporation
                                              6100 North Western Avenue
                                              Oklahoma City, Oklahoma  73118
                                              Attn:  Chief Financial Officer
                                              Facsimile:  405) 879-9580

                      with a copy (which shall not constitute notice for purposes of this Agreement) to:

                                              Commercial Law Group
                                              2725 Oklahoma Tower
                                              210 Park Avenue
                                              Oklahoma City, Oklahoma 73102-5643
                                              Attn: Ray Lees
                                              Facsimile:  (405) 232-5553

               (iv) If to any other Holder, at the most current address of that Holder as reflected in the books and records of the Company.

                                                                   Exhibit 99.2


        (b) ENTIRE AGREEMENT; AMENDMENTS. This Agreement represents the entire agreement of the parties hereto, and supersedes any other agreements among the parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, the Existing RRA is hereby canceled in its entirety and rendered a nullity by agreement of the Company and Wedge. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, except pursuant to the written consent of the Company and holders of a majority of the Registrable Securities then outstanding.

        (c) ASSIGNMENT. Subject to the provisions of Section 10, this Agreement will inure to the benefit of and be binding on the heirs, executors, administrators, successors and assigns of each of the parties hereto.

        (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement.

        (e) HEADINGS; INTERPRETATION. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not limit or affect the meaning or interpretation of this Agreement. Whenever the context requires, references in this Agreement to the singular number shall include the plural and vice versa, and words denoting gender shall include the masculine, feminine and neuter. This Agreement uses the words "herein," "hereof," "hereto" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word "Section" is used to refer to Sections of this Agreement, unless otherwise specified. As used in this Agreement, the word "including" (and, with correlative meaning, the word "include") means including without limiting the generality of any description preceding that word, and the verbs "shall" and "will" are used interchangeably and have the same meaning.

        (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction.

        (g) SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby.

                                                                   Exhibit 99.2


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                            PIONEER DRILLING COMPANY



                            By:  /S/ Wm.Stacy Locke
                                 ----------------------------------------------
                                 Name:  Wm.Stacy Locke
                                 ----------------------------------------------
                                 Title: President and CFO
                                 ----------------------------------------------

                            WEDGE ENERGY SERVICES, L.L.C.



                            By:  /S/Richard E. Blohm, Jr.
                                 ----------------------------------------------
                                 Name:  Richard E. Blohm, Jr.
                                 ----------------------------------------------
                                 Title: Vice President
                                 ----------------------------------------------

                            CHESAPEAKE ENERGY CORPORATION



                            By:  /S/ Martha A. Burger
                                 ----------------------------------------------
                                 Martha A. Burger, Senior Vice President


                            WILLIAM H. WHITE

                            /S/ BILL WHITE
                            --------------------------------------------------